Exhibit 99.1

CONSOLIDATED

QUARTERLY FINANCIAL

STATEMENTS

June 30, 2007

POST OFFICE BOX 1029

GREER, SC 29652

Message to Shareholders

Greer Bancshares Incorporated

August 2007

Dear Shareholders and Friends:

The second quarter of 2007 was the most difficult quarter in our history as the result of two events which, thankfully, are now behind us.

For the quarter ended June 30, 2007, Greer Bancshares Incorporated, the parent company of Greer State Bank, booked net income of $105,000 or 4 cents per diluted share compared to $704,000, or 28 cents per diluted share, for the second quarter of 2006.

Year-to-date net income through June 30, 2007 was $815,000, or 32 cents per diluted share, compared to $1,264,000, or 50 cents per diluted share through June 30, 2006, a decrease in net income of 35.5%. Total assets increased to $352 million at June 30, 2007, up 6.9% from $329 million at June 30, 2006. Total loans were $247 million at June 30, 2007, up from $233 million at June 30, 2006, an increase of 6.0%.

The first event that significantly impacted second quarter earnings was the charge-off of one loan in the amount of $1,287,398. We discussed this particular loan in our previous shareholder letter of May 8, 2007. The second significant event was the implementation of a new loan loss model which determined a need for additional funding to the loan loss reserve. In total, Greer State Bank took a charge of $1,334,000 against second quarter earnings to cover these two events.

While we are obviously disappointed with the second quarter earnings, we believe we have a strong institution, a dedicated team of employees, a vibrant local economy, and bright prospects for the future.

In the eighteen and a half year history of Greer State Bank, the Bank has charged off 214 loans with total losses, net of recoveries, of $2,983,509. While we believe that this is a good record by industry standards, it is interesting to note that three charged-off loan relationships represent 73%, or $2,182,705, of the total losses experienced in our history. All three of these loan relationships were originated through a specialized “asset-based” lending program that the Bank began in December 1996. While this lending program provided higher rates of income to the Bank because the loans were made at higher interest rates, this lending program also carried higher risks. After careful evaluation, the Bank discontinued this lending program earlier this year. There is, therefore, no further exposure to loss from this program.

Banks and bankers engage in the business of underwriting risk and making loans for a profit. Sometimes businesses or individuals to whom loans are made experience financial distress or financial setbacks that impair their ability to repay loans. Such is the nature of the business. We believe, however, that our loan portfolio is sound, that we have carefully evaluated our credit risk, and that we are providing appropriate reserves to cover that risk. Our new loan loss model provides us a greater level of precision and objectivity in calculating loan loss reserves, and we believe it will serve the Bank well in assuring adequate reserves in the future.

With the second quarter developments impacting the Bank’s earnings, and with the recent slowing of loan demand, the Company, as previously reported, has revised its growth and earnings goals for 2007. Revised goals are growth to $375 million in total assets, net income of $2.6 million, and basic earnings per share of $1.03.

On behalf of the Board of Directors and our employees, let us assure you that we will work hard to achieve strong results as a Company and to merit your continued confidence and trust.

Respectfully,

David M. Rogers	Kenneth M. Harper	R. Dennis Hennett
Chairman of the Board	President	Chief Executive Officer

* * * * * * * * *

The Company cautions readers that the statements contained in this release regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December, 2006, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This release speaks only as of its date, and the Company disclaims any duty to update the information herein. Shareholder Update

BALANCE SHEETS

As of June 30, 2007

Unaudited

	In 000’s
	06/30/07	12/31/06
ASSETS

Cash and due from banks	$6,982	$10,914
Federal funds sold	256	—
Interest bearing deposits	487	776
Investment securities:
Held to maturity	21,418	23,581
Available for sale	56,454	60,185
Loans, less allowance for loan losses	244,785	244,057
Premises and equipment, net	6,691	6,632
Accrued interest receivable	2,098	2,299
Restricted stock	4,106	3,949
Other assets	8,720	7,269

TOTAL ASSETS	$351,997	$359,662

LIABILITIES

Deposits
Non-interest bearing	$34,916	$29,816
Interest bearing	202,357	210,472

Total Deposits	237,273	240,288

Short term debt	8,262	14,172
Long term debt	80,341	77,854
Other liabilities	3,593	4,806

TOTAL LIABILITIES	329,469	337,120

STOCKHOLDERS EQUITY:

Common stock	12,403	12,363
Additional paid in capital	3,201	3,040
Retained earnings	7,663	7,273
Accumulated other comprehensive income	(739)	(134)

Total Stockholders Equity	22,528	22,542

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$351,997	$359,662

STATEMENTS OF INCOME

As of June 30, 2007

Unaudited

	For the Quarter Ended		Year-to-Date
	In 000’s
	06/30/07	06/30/06	06/30/07	06/30/06
Interest Income
Loan (including fees)	$5,098	$4,525	$10,102	$8,535

Investment securities:
Taxable	753	649	1,535	1,310
Exempt from federal taxes	245	228	490	459
Federal Funds sold	25	5	82	14
Other	9	10	19	18

Total Interest Income	6,130	5,417	12,228	10,336

Interest Expense
Int. on deposit accounts	2,039	1,575	4,096	2,907
Int. on other borrowings	1,069	923	2,117	1,836

Interest Expense	3,108	2,498	6,213	4,743
Net Interest Income	3,022	2,919	6,015	5,593
Provision for Loan Losses	1,459	138	1,649	298

Net Interest Income after provision for Loan Losses	1,563	2,781	4,366	5,295

Non-interest Income
Customer service fees	242	257	464	490
Gain/(loss) on sale of securities	—	—	—	19
Other operating income	410	311	776	607

Total non-interest income	652	568	1,240	1,116

Non-interest Expense
Salaries, wages & benefits	1,241	1,376	2,813	2,766

Occupancy and equipment	229	215	444	427
Postage and supplies	86	74	155	143
Other Operating Expenses	608	679	1,196	1,347

Total non-interest expense	2,164	2,344	4,608	4,683

Income Before Taxes	51	1,005	998	1,728
Provision for Income Taxes	(54)	301	183	464

Net Income	$105	$704	$815	$1,264

Unrealized gain/loss on available-for-sale securities	(691)	(398)	(605)	(377)

Less Reclassification Adjustments for (Gains) /Losses Included in Net Income	—	—	—	(12)

Comprehensive Income	$(586)	$306	$210	$875

Weighted average shares outstanding:	2,479	2,458	2,476	2,456
Earnings per Common
Basic Share	$0.04	$0.29	$0.33	$0.51

Earnings per Common
Diluted Share	$0.04	$0.28	$0.32	$0.50

Note: Net income per share has been restated to reflect stock dividends paid and stock splits.

GREER STATE BANK

Directors
Mark S. Ashmore	Walter M. Burch
Ashmore Bros, Inc./Century Concrete	Retired The Greer Citizen Former Co-Publisher/
President	General Manager

Gary M. Griffin	Paul D. Lister
Mutual Home Stores	Paul D. Lister, CPA, LLC
Vice President	President

R. Dennis Hennett	C. Don Wall
Greer State Bank	Professional Pharmacy of Greer
Chief Executive Officer	President

David M. Rogers	Theron C. Smith, III
Joshua’s Way, Inc.	Eye Associates of Carolina, P.A.
President	President

Harold K. James	Kenneth M. Harper
James Agency, Inc. Real Estate and Insurance	Greer State Bank
Vice President/ Broker In Charge	President

Steven M. Bateman	Raj K. S. Dhillon
Steven M. Bateman, CPA	Motel Owner and Land Developer
Owner

Greer State Bank Executive Officers
R. Dennis Hennett	Kenneth M. Harper
Chief Executive Officer	President

J. Richard Medlock, Jr.	Victor K. Grout
Executive Vice President/ Chief Financial Officer	Executive Vice President & Commercial Banking Manager

Greer Bancshares Incorporated Officers
R. Dennis Hennett	J. Richard Medlock, Jr.
Chief Executive Officer	Secretary/Treasurer Chief Financial Officer

Kenneth M. Harper
President

Greer Financial Services Corporation
Roger Sims	Jason Karr
President and Investments Representative	Assistant Vice President and Investments Representative

GREER STATE BANK OFFICE LOCATIONS

MAIN OFFICE

1111 West Poinsett Street Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street Greer, South Carolina 29650

871 South Buncombe Road Greer, South Carolina 29650

3317 Wade Hampton Boulevard Taylors, SC 29687

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

GREER BANCSHARES INCORPORATED Post Office Box 1029 Greer, South Carolina 29652-1029	PRST STD U.S. POSTAGE PAID Permit No. 153 Newark, NJ